Exhibit 99.1

For Immediate Release	News Release

Contacts:
Media        Russell Schweiss        904-357-9158
Investors    Beth Johnson            904-357-9136

Rayonier Advanced Materials Consolidates Management Positions
CFO, Corporate Development and Strategic Planning Combined into Single Role

JACKSONVILLE, Fla., November 28, 2014 - Rayonier Advanced Materials (NYSE:RYAM) announced today that it had consolidated its senior management position of chief financial officer with corporate development and strategic planning. Frank Ruperto, senior vice president, corporate development and strategic planning, will assume the new combined role of chief financial officer and senior vice president, finance and strategy.

“As we discussed in our third quarter earnings call, the company has embarked on an effort to evaluate opportunities to become more efficient, which includes a review of senior roles within the company. With Frank’s extensive background in financial markets, investor relations, and financial management, this restructuring optimizes our financial team,” stated Paul Boynton, chairman, president and chief executive officer. “In addition to reducing management costs, the combination better integrates our accounting and planning functions, ensuring that all aspects of our strategy are aligned. We congratulate Frank on his expanded role and look forward to the company gaining additional benefits from his skill set that will translate into value for our stockholders.”

Ruperto joined Rayonier in March 2014 as senior vice president, corporate development and strategic planning. Following the separation, he was appointed to the same position at Rayonier Advanced Materials. Drawing on nearly 25 years of investment banking experience, he will now direct the company’s financial operations and continue leading efforts to achieve its future growth priorities. Prior to joining Rayonier, Frank served as managing director of mergers and acquisitions for Bank of America Merrill Lynch, and previously served as head of global industrial M&A for Banc of America Securities. He also served as managing director, M&A at Merrill Lynch, Pierce, Fenner & Smith. Ruperto received a Bachelor of Arts with a concentration in economics from Harvard College and holds an MBA, with a major in finance, from The Wharton School of Business at The University of Pennsylvania.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

“As a global leader in our business and with our newly established independence, Rayonier Advanced Materials has a promising future and significant opportunities to build stockholder value,” said Ruperto. “I’m looking forward to broadening my responsibilities to make a larger contribution to the organization.”

With the consolidation of these roles, Benson Woo, Rayonier Advanced Materials’ senior vice president and chief financial officer, has left the company. “We thank Benson for his service and wish him well in his future endeavors,” stated Boynton.

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Certain statements in this document regarding anticipated financial, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend,” "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

About Rayonier Advanced Materials
Rayonier Advanced Materials is the leading global supplier of high-purity, cellulose specialties products, a natural polymer for the chemical industry. Working closely with its customers, the company engineers natural polymeric chemical chains to create dozens of customized high-purity performance fibers at its plants in Florida and Georgia. Rayonier Advanced Materials’ intellectual property and manufacturing processes have been developed over 85 years, resulting in unique properties and very high quality and consistency. The company’s facilities can produce up to 675,000 metric tons of cellulose specialties products for use in a wide range of industrial and consumer products such as filters, cosmetics and pharmaceuticals. Rayonier Advanced Materials is consistently ranked among the nation’s top 50 exporters and delivers products to 79 ports around the world, serving customers in 20 countries across five continents.

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CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com